EXHIBIT 5.1

March 16, 2010

Entertainment Properties Trust

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the filing of the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) of Entertainment Properties Trust, a Maryland real estate investment trust (the “Company”), by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, you have requested our opinions set forth below. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

You have provided us with a copy of the Registration Statement, which relates to an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) common shares of beneficial interest, $.01 par value per share, of the Company (the “Common Shares”), (iii) preferred shares of beneficial interest, $.01 par value per share, of the Company (the “Preferred Shares”), (iv) depositary shares representing Preferred Shares (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (v) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”) and (vi) units comprised of one or more classes of securities registered under the Registration Statement (the “Units” and, together with the Debt Securities, the Common Shares, the Preferred Shares, the Depositary Shares and the Warrants, the “Registered Securities”), in each case which may be offered from time to time, as set forth in the final prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).

As described in the Prospectus, (i) the Debt Securities will be issued in one or more series pursuant to one or more indentures (each, an “Indenture”) to be entered into between the Company and the trustees party thereto (each, a “Trustee”), substantially in the form of Exhibit 4.1 or Exhibit 4.2 to the Registration Statement; (ii) the Depositary Shares will be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); (iii) the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); and (iv) the Units will be issued in one or more series pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (each, a “Unit Agent”). Each Indenture, Depositary Agreement, Warrant Agreement and Unit Agreement and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offerings of Debt Securities, Depositary Shares, Warrants, Units, Common Shares or Preferred Shares are referred to herein as “Related Documents”.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Amended and Restated Declaration of Trust of the Company, as amended, and the Amended and Restated Bylaws of the Company, as amended.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

We have also assumed in connection with the opinions expressed below that: (i) the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland; (ii) the Company has the requisite organizational and legal power and authority to issue and offer the Registered Securities and enter into and perform its obligations under the Related Documents and other documents relating to the offering or issuance of the Registered Securities, and the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents and other documents relating to the offering or issuance of the Registered Securities, and the execution and delivery by the Company of the Related Documents and other documents relating to the offering or issuance of the Registered Securities, will be duly authorized and approved on behalf of the Company (such approvals referred to herein as the “Trust Proceedings”); (iii) the Trust Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents and other documents relating to the offering or issuance of the Registered Securities will be (A) in accordance with all applicable laws and the Company’s charter and bylaws, and (B) not in conflict with any contractual or other restrictions which are binding on the Company; (iv) each Trustee, Depositary, Warrant Agent and Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into perform its obligations under the Related Documents and other documents relating to the offering or issuance of the Registered Securities to which it is a party; (v) when executed and delivered by the parties thereto, the Related Documents and other documents relating to the offering or issuance of the Registered Securities will be the valid and binding obligations of the parties thereto, other than the Company; and (vi) each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, the Maryland Corporations and Associations Act, and the present judicial interpretations thereof. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

1. Each series of Debt Securities will be validly issued and valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) all Trust Proceedings relating to such series of Debt Securities and any applicable Related Documents and other documents relating to the offering and issuance of the Debt Securities shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company and the applicable Trustee, (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the applicable Indenture and Trust Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Indenture and Trust Proceedings.

2. Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Trust Proceedings relating to such series of Depositary Shares and the underlying Preferred Shares and any applicable Related Documents and other documents relating to the offering and issuance of the Depositary Shares shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the underlying Preferred Shares shall have been validly issued and are fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts shall have been duly executed by such Depositary as provided in the such Depositary Agreement and the applicable Trust Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the

Prospectus and the applicable Prospectus Supplement, Depositary Agreement and Trust Proceedings.

3. Each series of Warrants will be validly issued and constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Trust Proceedings relating to such series of Warrants and the Registered Securities which are issuable upon exercise thereof and any applicable Related Documents and other documents relating to the offering and issuance of the Warrants shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such Warrants shall have been duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Trust Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Warrant Agreement and Trust Proceedings.

4. Each series of Units will be validly issued and constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Trust Proceedings relating to such series of Units and the Registered Securities which are issuable upon exercise thereof and any applicable Related Documents and other documents relating to the offering and issuance of the Units shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Unit Agreement shall have been duly executed and delivered by the Company and the applicable Unit Agent, and (iv) such Units shall have been duly executed by the Company and authenticated by the Unit Agent as provided in the applicable Unit Agreement and the applicable Trust Proceedings and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Unit Agreement and Trust Proceedings.

5. The Common Shares will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Trust Proceedings relating to such Common Shares and any applicable Related Documents and other documents relating to the offering and issuance of the Common Shares shall have been duly completed and shall not have been modified or rescinded, (iii) such Common Shares shall have been (A) duly executed by the Company and authenticated as provided by the Trust Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Trust Proceedings.

6. The Preferred Shares will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Trust Proceedings relating to such Preferred Shares and any applicable Related Documents and other documents relating to the offering and issuance of the Preferred Shares shall have been duly completed and shall not have been modified or rescinded, (iii) Articles Supplementary for the applicable series of Preferred Shares shall have been duly executed and filed with the State of Maryland, and (iv) such Preferred Shares shall have been (A) duly executed by the Company and authenticated as provided by the Trust Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Trust Proceedings.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Commission.

Best regards,

STINSON MORRISON HECKER LLP

/s/ Stinson Morrison Hecker LLP